EXHIBIT 21.1
Subsidiaries of Assisted Living Concepts, Inc.

Subsidiary Name	State of Organization
ALC-Carriage House, LLC	Wisconsin
ALC CVMA, LLC	Wisconsin
ALC Dubuque Operating, LLC	Wisconsin
ALC Dubuque Real Estate, LLC	Wisconsin
ALC GGMG, LLC	Wisconsin
ALC HTIF, LLC	Wisconsin
ALC Iowa, Inc.	Nevada
ALC Indiana, Inc.	Nevada
ALC McKinney Partners, LP	Texas
ALC Nebraska, Inc.	Nevada
ALC Nevada McKinney, Inc.	Nevada
ALC Nevada Paris, Inc.	Nevada
ALC Nevada Plano, Inc.	Nevada
ALC North Woods Operations LLC	Wisconsin
ALC North Woods Real Estate LLC	Wisconsin
ALC Ohio, Inc.	Nevada
ALC Operating, LLC	Wisconsin
ALC Paris Partners, LP	Texas
ALC PEDG, LLC	Wisconsin
ALC Plano Partners, LP	Texas
ALC Properties II, Inc.	Nevada
ALC Properties, Inc.	Nevada
ALC Real Estate, LLC	Wisconsin
ALC Texas McKinney, Inc.	Nevada
ALC Texas Paris, Inc.	Nevada
ALC Texas Plano, Inc.	Nevada
ALC TISSC, LLC	Wisconsin
ALC TPCG, LLC	Wisconsin
ALC TSKG, LLC	Wisconsin
ALC WRWG, LLC	Wisconsin
ALF Partners, LP	Texas
Aspen Court, LLC	Wisconsin
Assisted Living Concepts Services, Inc.	Nevada
Awbrey House, LLC	Wisconsin
Carriage House Assisted Living, Inc.	Delaware
Davenport House, LLC	Wisconsin
DMG Nevada ALC, Inc.	Nevada
DMG New Jersey ALC, Inc.	Nevada
DMG Oregon ALC, Inc.	Nevada
DMG Texas ALC, Inc.	Nevada
DMG Texas ALC Partners, LP	Texas
Hillside House, LLC	Wisconsin
Home and Community Care, Inc.	Nevada
Nevada ALC II, Inc.	Nevada
Nevada ALC, Inc.	Nevada
Nevada ALF, Inc.	Nevada
Pacesetter Hospice, Inc.	Nevada
Parkhurst House, LLC	Wisconsin
Pearson Insurance Company, LTD	Bermuda
Prime Home Care, Inc.	Nevada
Texas ALC II, Inc.	Nevada
Texas ALC Partners II, LP	Texas
Texas ALC Partners, LP	Texas
Texas ALC, Inc.	Nevada
Texas ALF, Inc.	Nevada